UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006 (April 13, 2006)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Contract.

Stock Purchase Agreement. On April 13, 2006, we entered into a Stock Purchase Agreement with CH4 Holdings, LP, a Texas limited partnership, and CH4 Corporation, a Delaware corporation (“CH4”), pursuant to which we agreed to acquire all the outstanding capital stock of CH4. At the time of the closing of the purchase, which is anticipated to occur in early May 2006, the primary assets of CH4 will consist of approximately 85,500 gross (51,900 net) acres of oil and gas leasehold interests in the Powder River Basin of Wyoming and 11.0 Bcfe of proved reserves (determined as of March 1, 2006). These oil and gas interests are coal bed methane properties. We agreed to pay approximately $73.7 million for the stock and will repay approximately $6.3 million of indebtedness of CH4. The purchase price is subject to customary adjustments for working capital changes and other matters.

The foregoing summary is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

On April 13, 2006, the Company issued a press release announcing that it had entered into the Stock Purchase Agreement described above in Item 1.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Stock Purchase Agreement dated April 13, 2006 between and among the Registrant, CH4 Holdings, LP, a Texas limited partnership, and CH4 Corporation, a Delaware corporation.

99.1	Press Release, dated April 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2006	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Stock Purchase Agreement dated April 13, 2006 between and among the Registrant, CH4 Holdings, LP, a Texas limited partnership, and CH4 Corporation, a Delaware corporation.

99.1	Press Release, dated April 13, 2006.

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